UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 26, 2016
Date of Report (Date of earliest event reported)

Rovi Corporation
(Exact name of registrant as specified in its charter)

Delaware 000-53413 26-1739297
(State or other jurisdiction of (Commission (I.R.S. employer incorporation or organization) File No.) identification number)

Two Circle Star Way
San Carlos, California 94070
(Address of principal executive offices, including zip code)
(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01    Other Events.

5.02(b)    Departure of Officer

On August 26, 2016, the Company and John Burke agreed that Mr. Burke would no longer serve as the Company as its Chief Operating Officer effective September 6, 2016. Mr. Burke will continue to work in a strategic advisory capacity until the end of the year to provide a seamless transition and assist the Company in the initial stages of integration of the TiVo acquisition.

5.02(c)    Appointment of Chief Operating Officer

On August 31, 2016, the Company announced the appointment of Pete Thompson as the Company’s Executive Vice President and Chief Operating Officer, effective September 6, 2016.

Prior to joining the Company, Mr. Thompson, age 47, served as Vice President, Strategic Partnerships at Sonos Inc., a leader in whole-home wireless speaker systems, from October 2015 to September 2016. From September 2013 (when Ericsson Corporation acquired Microsoft’s TV division) to September 2015, Mr. Thompson served as Senior Vice President of the TV Division at Ericsson. Prior to that, he served in various capacities at Microsoft Corporation from January 2006 through September 2013, including Corporate Vice President of the Microsoft TV division, General Manager of Xbox LIVE and General Manager of Microsoft Surface.  Prior to Microsoft, Mr. Thompson held various roles at T-Mobile, Hewlett-Packard Company and Motorola. Mr. Thompson holds a B.A in international economics from the University of California, Los Angeles and an MBA from Northwestern University’s Kellogg Graduate School of Management. Mr. Thompson also serves as a member of the Board of Directors of Sigma Designs, a provider of intelligent system-on-chip solutions for connected smart TV platforms and Internet of Things (IoT) devices, including serving as the chairman of its compensation committee and member of its audit committee.

There are no family relationships between Mr. Thompson and any Company director, executive officer or nominee for any such position.

Mr. Thompson is not a party to any transaction with the Company other than as described in this Current Report on Form 8-K.

Mr. Thompson’s compensatory arrangements for his service as the Company’s Chief Operating Officer are set forth below in subpart (e).

5.02(e)    Compensation of Chief Operating Officer

The Company entered into an offer letter agreement with Mr. Thompson dated August 17, 2016, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference. Under the terms of Mr. Thompson’s employment with the Company, Mr. Thompson is employed on an “at will” basis, is entitled to an initial annual base salary of $475,000, and is eligible to participate in the Senior Executive Company Incentive Plan (the “EIP”) with a cash bonus target equal to 70% of his base salary. For 2016, Mr. Thompson will receive a pro-rated portion of the EIP at 100% of target (assuming full performance, but no over-performance, of targets, and for clarity not to include any discretionary bonuses).

The Company will also grant to Mr. Thompson, on October 1, 2016, equity awards in the following amounts subject to the below terms: Stock options of a total value of $400,000 and Restricted Stock Units of a total value of $1,600,000.

Stock Option Grants

The stock options will be granted on October 1, 2016, with an exercise price equal to the closing price of the Company’s common stock on the date of grant. The options vest and become exercisable as to one-fourth (1/4th) of the total shares on the first anniversary of the date of grant, and an additional one-forty-eighth (1/48th) of the total shares each month thereafter through the fourth anniversary of the grant date, in each case provided that the grantee remains in employment with the Company through the applicable vesting date. The term of the option is seven years from the date of grant. The stock option grants will be made from the Company’s 2008 Equity Incentive Plan.

Restricted Stock Units

The time-based restricted stock units will be granted on October 1, 2016. The number of shares underlying the restricted stock unit awards will be calculated using the closing price of the Company’s common stock on the grant date. These time-based restricted stock units shall be subject to a four-year vesting schedule, with one-fourth (1/4th) of the restricted stock units vesting on the first anniversary of the grant date, and an additional one-fourth (1/4th) of the restricted stock units vesting on each of the second, third and fourth anniversaries of the grant date, in each case provided that the grantee remains in employment with the Company through the applicable vesting date. The time-based restricted stock units will be granted pursuant to the Company’s 2008 Equity Incentive Plan.

In connection with his employment, Mr. Thompson has entered into an Executive Severance and Arbitration Agreement, a copy of which is attached to this report as Exhibit 10.2 and incorporated herein by reference. Under the terms of such agreement, in the event of a change in control of the Company, Mr. Thompson is entitled to receive minimum severance payments in the form of twelve months of salary continuation calculated on base salary (excluding bonus) upon termination of employment for any reason other than cause. In addition, upon such event all unvested stock awards held by Mr. Thompson shall become immediately vested. The only severance payments payable to Mr. Thompson are those that require (1) a “change in control” of the Company and (2) Mr. Thompson’s termination of employment by the Company without cause or by Mr. Thompson with “good reason.” Mr. Thompson is also entitled to receive all welfare benefits that the Company has provided to him immediately prior to a “change in control” during the period in which the Company is obligated to pay his severance payments, or if sooner, until Mr. Thompson is entitled to welfare benefits from any entity employing him after his employment with the Company terminates. Mr. Thompson’s right to receive benefits under this agreement, including his right to exercise any options that have accelerated under this agreement, will cease if he accepts employment with one of the Company’s competitors. In addition, Mr. Thompson agrees, for one year following his termination, not to solicit any Company employee to work for another business.

Mr. Thompson is not entitled to any payments from the Company in the event his employment by the Company terminates as a result of death or disability, or as the result of the voluntary or involuntary termination of his employment not in connection with a “change in control” of the Company.

Item 9.01    Financial Statements and Exhibits.
(d)    The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description
10.1	Offer letter to Pete Thompson dated August 17, 2016.
10.2	Executive Severance and Arbitration Agreement with Pete Thompson.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation (Registrant)

Date: August 31, 2016	By:	/s/ Pamela Sergeeff
Pamela Sergeeff
EVP & General Counsel